Exhibit 99.1

Supernus to Present at Two Investor Conferences

ROCKVILLE, Md., November 9, 2015 — Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases, today announced that the Company’s management will present an overview and update of the Company and host investor meetings at the following investor conferences:

Stifel 2015 Healthcare Conference

Presentation Date: Tuesday, November 17th
Presentation Time: 4:30 PM ET
Place: The New York Palace Hotel, New York

Piper Jaffray 27th Annual Healthcare Conference

Presentation Date: Tuesday, December 1st

Presentation Time: 10:30 AM ET

Place:  The New York Palace Hotel, New York

Investors interested in arranging a meeting with the Company’s management during these conferences should contact the respective conference coordinator.

A live webcast of the presentations can be accessed by visiting ‘Events & Presentations’ in the Investors Section on the Company’s website at www.supernus.com. An archived replay of each webcast will be available for 60 days on the Company’s website following the conferences.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases. The Company has two marketed products for epilepsy, Oxtellar XR® (extended-release oxcarbazepine) and Trokendi XR® (extended-release topiramate). The Company is also developing several product candidates to address large market opportunities in psychiatry, including SPN-810 for the treatment of impulsive aggression in patients with ADHD in conjunction with standard ADHD treatment, and SPN-812 for ADHD.

CONTACT:

Jack A. Khattar, President and CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591

Or

Investor Contact:

Peter Vozzo

Westwicke Partners

Office: (443) 213-0505

Mobile: (443) 377-4767

Email: peter.vozzo@westwicke.com